Exhibit 99.1

Masimo and Hygia Settle Lawsuit

Irvine, California – July 22, 2010 – Masimo (NASDAQ: MASI), the inventor of Masimo Rainbow Pulse CO-Oximetry™, Masimo Rainbow Acoustic Monitoring™, and Masimo SET® Measure-Through Motion and Low Perfusion pulse oximetry, announced today it has settled a lawsuit with Hygia Health Services, a reprocessor of medical devices, on mutually agreeable terms. Terms of the settlement agreement remain confidential.

The lawsuit had been pending in the United States District Court for the Northern District of Alabama since May 2009.

# # #

About Masimo

Masimo (NASDAQ: MASI) develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced Rainbow Pulse CO-Oximetry™, allowing noninvasive and continuous monitoring of blood constituents that previously required invasive procedures, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and Pleth Variability Index (PVI®), in addition to SpO2, pulse rate, and perfusion index (PI). In 2009, Masimo introduced Rainbow Acoustic Monitoring™, the first-ever noninvasive and continuous monitoring of acoustic respiration rate (RRa™). Masimo’s Rainbow platform offers a breakthrough in patient safety by helping clinicians detect life-threatening conditions and helping guide treatment options. Founded in 1989, Masimo has the mission of “Improving Patient Outcome and Reducing Cost of Care … by Taking Noninvasive Monitoring to New Sites and Applications®.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

—end—

Media Contacts:

Dana Banks

Masimo Corporation

(949) 297-7348

dbanks@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care… by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpOC, SpCO, SpMet, PVI, Rainbow Acoustic Monitoring, RRa, Radical-7, Rad-87, Rad-57,Rad-8, Rad-5,Pulse CO-Oximetry, Pulse CO-Oximeter, and SEDLine are trademarks or registered trademarks of Masimo Corporation.